UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2009 (March 25, 2009)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 30, 2009, Baker Hughes Incorporated (the “Company”) entered into a new additional credit agreement among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and the other lenders identified therein (the “2009 Credit Agreement”). J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. acted as Co-Lead Arrangers and Joint Book Managers. The 2009 Credit Agreement is a committed $500 million revolving credit facility that expires in March 2010. The Company will pay a facility fee on the total commitment. The use of the proceeds from the 2009 Credit Agreement is for general corporate purposes.
The 2009 Credit Agreement contains certain covenants, which, among other things, require the maintenance of a funded indebtedness to total capitalization ratio, restrict certain merger transactions or the sale of all or substantially all of the assets of the Company or a significant subsidiary and limit the amount of subsidiary indebtedness. Upon the occurrence of certain events of default, the Company’s obligations under the 2009 Credit Agreement may be accelerated. Such events of default include payment defaults to lenders under the 2009 Credit Agreement, covenant defaults and other customary defaults. To the extent the Company has outstanding commercial paper, its aggregate ability to borrow under the 2009 Credit Agreement and the existing credit agreement among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto dated as of July 7, 2005 and expires July 7, 2012 is reduced. As of March 31, 2009, the Company had no direct borrowings under the 2009 Credit Agreement.
The foregoing description of the 2009 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the 2009 Credit Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation.
The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On March 25, 2009, the Company adopted a form of award agreement for the 2009 performance unit awards, including the terms and conditions (the “Award Agreement”) granted under the Company’s 2002 Director & Officer Long-Term Incentive Plan (the “2002 D&O Plan”) for the performance period beginning January 1, 2009 and ending December 31, 2011 (the “2009 Performance Units”). The 2009 Performance Units provide an opportunity of certain officers to receive a cash payment upon the achievement for certain performance goals established by the Company typically after a three-year performance period. The metrics for the performance goals are revenue growth, operating margin and return on net capital employed.
The foregoing description of the form of Award Agreement for the 2009 Performance Units does not purport to be complete and is qualified in its entirety by reference to the form of Award Agreement for the 2009 Performance Units, including terms and conditions, which is filed as Exhibit 10.2 to this Form 8-K, and the 2002 D&O Plan, which is filed as Exhibits 10.23, 10.24 and 10.25 to the Company’s Form 10-K for the fiscal year ended December 31, 2008, and incorporated into this Item 5.02(e) by reference.

Item 7.01	Regulation FD Disclosure.
The following pie chart demonstrates the allocation of total direct compensation between base salary, short-term incentives and long-term incentives for the average of the named executive officers other than the principal executive officer, which is discussed in the Company’s definitive proxy statement for the 2009 Annual Meeting of Stockholders. A pie chart demonstrating the same allocation of total direct compensation for the PEO was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 3, 2009.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

10.1	Credit Agreement dated as of March 30, 2009, among Baker Hughes Incorporated, JPMorgan Chase Bank, N.A., as Administrative Agent and thirteen lenders for $500 million, in the aggregate for all banks.

10.2	Form of Performance Unit Award Agreement for the 2009 Performance Units, including terms and conditions.
This Form 8-K contains certain “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934) that reflect the Company’s expectations regarding future events. These forward-looking statements reflect the Company’s current beliefs and expectations and are based on information currently available to the Company. Accordingly, these statements are subject to known and unknown risks, uncertainties and other factors that could cause actual events to differ from those expressed in, or implied by, these statements. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and all subsequent filings with the Securities and Exchange Commission for a discussion of other risks and uncertainties. As a result, no assurance can be given that the Company’s beliefs and expectations covered by such forward-looking statements will be achieved. The Company is not obligated and has no intention to update or revise these forward-looking statements to reflect new events, information or circumstances.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: March 31, 2009	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of March 30, 2009, among Baker Hughes Incorporated, JPMorgan Chase Bank, N.A., as Administrative Agent and thirteen lenders for $500 million, in the aggregate for all banks.

10.2	Form of Performance Unit Award Agreement for the 2009 Performance Units, including terms and conditions.